EXHIBIT 99.1

First Niagara Reports Fourth Quarter and Full Year 2013 Results

Fourth Quarter and 2013 Highlights:

  GAAP earnings of $0.20 per diluted share, consistent with the prior quarter
  Full-Year 2013 earnings of $0.75 per diluted share compared to $0.40 per diluted share in 2012
  Pre-Tax Pre-Provision income increased 3% QOQ
  Operating expenses declined to $225 million excluding certain nonrecurring items
  Net interest margin increased 1 basis point QOQ to 3.41%
  Fee income declined 2% driven by seasonally lower insurance commissions revenues
  Organic loan growth continues, with average loans up 9% annualized QOQ
  Average commercial business and real estate loans increased 7% QOQ
  Continued momentum in indirect auto loans, which increased by $246 million QOQ
  Noninterest-bearing checking balances increased 8% annualized QOQ
  Average core deposits increased 3% QOQ driven by higher customer balances
  Transactional deposits averaged 36% of deposits, up from 32% a year-ago
  Strong credit quality maintained
  NCOs averaged 0.34% of originated loans in 2013, consistent with prior year
  Nonperforming loans equaled 93 basis points of originated loans at year-end

BUFFALO, N.Y., Jan. 24, 2014 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) today reported net income available to common shareholders of $70.1 million or $0.20 per diluted share for the fourth quarter of 2013, highlighted by stable net interest margin, balance sheet growth and positive operating leverage.

"I am proud of all that we accomplished in 2013 despite the industry challenges. We achieved strong organic loan growth and positive operating leverage through disciplined cost management and by leveraging our proven ability to acquire and deepen profitable customer relationships," said Gary M. Crosby, First Niagara President and Chief Executive Officer. "I am thrilled to lead First Niagara through our next phase of evolution as a commercial bank and I firmly believe we can create long-term shareholder value by efficiently attracting, retaining and growing profitable customer relationships. The decisions we make and the actions we take will be, and must be, driven by what is best for our customers, and ultimately, our shareholders."

Fourth Quarter Results

In the fourth quarter of 2013, First Niagara reported net income available to common shareholders of $70.1 million, or $0.20 per diluted share. In the fourth quarter of 2012, First Niagara reported net income available to common shareholders of $53.6 million, or $0.15 per diluted share, which included a $16 million pre-tax accelerated premium amortization charge on the company's Collateralized Mortgage Obligations (CMO) portfolio and $3.7 million in pre-tax acquisition and restructuring expenses incurred primarily in connection with the closing of the HSBC branch acquisition in May 2012. For the third quarter of 2013, net income available to common shareholders was $71.6 million, or $0.20 per diluted share.

Balance sheet growth remained strong as average loans increased 9% annualized compared to the prior quarter. Average commercial business and real estate loans increased 7% annualized over the prior quarter driven by strong activity in the company's Western Pennsylvania and New England markets. Average consumer loans increased 12% annualized driven by continued growth in indirect auto loan balances, partially offset by a decline in residential mortgage loans. Average transactional deposit balances, which include interest-bearing and noninterest-bearing checking accounts, increased an annualized 14% over the prior quarter and currently represent 36% of the company's deposit balances, up from 32% a year ago.

For the fourth quarter of 2013, the company generated sequential positive operating leverage driven by a $4 million decline in operating expenses. Fourth quarter revenues of $370 million were consistent with the prior quarter. Net interest income increased 1% compared to the prior quarter. Net interest margin was stable at 3.41%. Noninterest income declined $2.1 million or 2% from the prior quarter primarily due to seasonally lower insurance commissions.

The provision for loan losses on originated loans totaled $28.2 million in the fourth quarter of 2013, well in excess of net charge-offs of $17.8 million in the quarter. At December 31, 2013, nonperforming originated loans comprised 0.93% of originated loans, or a 4 basis point increase from the prior quarter. Net charge-offs in 2013 equaled 34 basis points of average originated loans, consistent with 2012.

Reported Results (GAAP)	Q4 2013	Q3 2013	Q4 2012
Net interest income	$280.3	$277.5	$252.3
Provision for credit losses	32.0	27.6	22.0
Noninterest income	89.3	91.4	91.8
Noninterest expense	227.1	231.2	238.8
Net income	77.7	79.1	61.1
Preferred stock dividend	7.5	7.5	7.5
Net income available to common shareholders	$70.1	$71.6	$53.6
Weighted average diluted shares outstanding	350.7	350.9	349.7
Earnings per diluted share	$0.20	$0.20	$0.15

All amounts in millions except earnings per diluted share.

"During the fourth quarter, the continued momentum in our commercial loan and indirect auto businesses was moderated by elevated prepayment activity in our commercial real estate portfolio," said Gregory W. Norwood, Chief Financial Officer. "Excluding $2 million in non-recurring charges in the fourth quarter of 2013, we managed our operating expense base and achieved our expense objective through a deliberate focus on reducing inefficiencies."

Full Year 2013 Results

For the full year ended December 31, 2013, the company reported GAAP earnings to common shareholders of $265.1 million, or $0.75 per diluted share, compared to $140.7 million, or $0.40 per diluted share, in 2012. GAAP net income for 2012 included $184.0 million in pre-tax acquisition and restructuring related expenses, $24.6 million in accelerated premium amortization adjustments, and $21.2 million in gains related to the sale of $3.1 billion of mortgage-backed securities in the second quarter of 2012. In 2013, the company incurred a pre-tax $6.3 million charge, or $0.01 per share, related to two executive departures. Excluding this charge, non-GAAP operating net income available to common shareholders in 2013 was $0.76 per diluted share.

Reported Results (GAAP)	2013	2012
Net interest income	$1,093.4	$1,023.3
Provision for credit losses	105.0	92.3
Noninterest income	365.6	359.5
Noninterest expense	931.2	1,051.1
Net income	295.3	168.4
Preferred stock dividend	30.2	27.8
Net income available to common shareholders	$265.1	$140.7
Weighted average diluted shares outstanding	350.4	349.4
Earnings per diluted share	$0.75	$0.40

All amounts in millions except earnings per diluted share.

Loans

Average total loans increased 9% annualized from the prior quarter, driven by continued growth in the company's commercial lending and indirect auto businesses as well as strength in home equity lending. Average commercial loans increased 7% reflecting strength in the company's middle market, business banking and equipment financing lines of businesses. Prepayment activity among investor-backed commercial real estate properties continued to remain elevated driven by the intense competitive landscape as well as the company's decision not to match lending terms that did not meet its established underwriting criteria.

Commercial business (C&I) loans averaged $5.3 billion, representing a 7% annualized increase over the prior quarter. Average commercial real estate (CRE) loans increased 6% annualized to $7.7 billion compared to the third quarter of 2013. Average commercial loans in the company's Western Pennsylvania and New England markets increased at double-digit annualized growth rates of 20% and 11%, respectively.

Average indirect auto loan balances increased $246 million to $1.5 billion. During the fourth quarter, indirect auto originations totaled $317 million at an average customer FICO score of 754 and yielded 3.06%, net of dealer reserve. Home equity balances increased 7% annualized from the prior quarter reflecting the successes of targeted marketing campaigns during the fall. Average residential real estate loans declined by $59 million, or 7% annualized reflecting normal amortization and prepayment of portfolio balances.

Deposits

The company continued to focus its efforts to grow its core customer base and re-position its account mix while tailoring its retail bank delivery to match evolving customer preferences through investments in alternative delivery channels such as mobile banking. Average transaction deposit balances, which include interest-bearing and noninterest-bearing checking accounts, increased an annualized 14% over the prior quarter and represented 36% of the company's deposit balances, up from 32% a year ago. Transactional deposit balance growth was strong across the company's footprint reflecting an increase in account balances typical with seasonal patterns.

Average interest-bearing checking and noninterest-bearing checking deposit balances increased 21% and 8% annualized, respectively, compared to the prior quarter, driven by seasonal strength in commercial account balances. Money market and time deposit balances declined 2% and 13% annualized, respectively, driven by the company's continued pricing actions. The average cost of interest-bearing deposits of 0.23% was unchanged from the prior quarter.

In response to changing consumer banking behaviors, First Niagara has and continues to take actions including additional investments in enhancing its online, mobile and telephonic banking capabilities for retail and small business customers, while continuing to transform its branch network and in-branch experience. During the first quarter of 2014, the company expects to roll out its remote deposit capture feature that will enable customers to deposit checks and transact using mobile devices.

Net Interest Income

Fourth quarter 2013 net interest income increased 1% from the prior quarter to $280 million and was driven by a 4% annualized increase in average earning assets together with a one basis point improvement in the net interest margin (NIM) to 3.41%. Growth in average earning assets reflected continued strong loan growth which was moderated by lower investment securities balances. Average investment securities declined 6% or $166 million from the prior quarter.

The stable NIM in the fourth quarter of 2013 reflected the benefits of reinvestment of cash flows from lower yielding investment securities into higher yielding loans and securities as well as lower premium amortization on the company's residential mortgage backed securities (RMBS) portfolio. These benefits were partially offset by continued compression of loan yields from prepayments and reinvestments at current market rates.

In the fourth quarter, premium amortization on the RMBS portfolio was $0.3 million, net of a $3.5 million retroactive adjustment to reflect slower prepayment speeds. The premium amortization on the RMBS portfolio in the third quarter of 2013 was $6 million, net of a $1.8 million retroactive adjustment for slower prepayment speeds.

Credit Quality

At December 31, 2013, the allowance for loan losses was $209.3 million, compared to $198.0 million at September 30, 2013. Nonperforming assets to total assets were 0.56%, up three basis points from the prior quarter.

Information for both the originated and acquired portfolios follows.

	Q4 2013			Q3 2013
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$ 28.2	$ 3.4	$ 31.6	$ 25.4	$ 1.8	$ 27.2
Net charge-offs	17.8	2.4	20.3	12.9	0.1	13.0
NCOs/ Avg Loans	0.43%	0.21%	0.38%	0.33%	0.01%	0.25%
Total loans**	$ 16,922	$ 4,643	$ 21,440	$ 16,212	$ 5,007	$ 21,089

(*) Excludes provision for unfunded commitments of $0.4 million each in 4Q13 and 3Q13
(**) Acquired loans before associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $28.2 million, compared to $25.4 million in the prior quarter. The company continued to build its loan loss reserves in the fourth quarter. Such reserve build totaled $10.3 million, compared to $12.5 million in the prior quarter. Net charge-offs equaled $17.8 million or 43 basis points of average originated loans in the fourth quarter of 2013, a 10 basis point increase from the third quarter. The increase from the prior quarter primarily reflects the impact of a $3 million net loan recovery in the third quarter on the pay-off of a previously charged-down loan as well as the full quarter impact of losses on credit card loans in the fourth quarter that were previously charged to the credit mark.

At December 31, 2013, nonperforming originated loans comprised 0.93% of originated loans, compared to 0.89% at September 30, 2013. The increase from the prior quarter reflects two commercial credits that were transferred to non-accrual status.

At December 31, 2013, the allowance for loan losses on originated loans totaled $205.3 million or 1.21% of such loans, compared to $195.0 million or 1.20% of loans at September 30, 2013.

Acquired loans

The provision for losses on acquired loans totaled $3.4 million, up from $1.8 million in the prior quarter. Net charge-offs on those portfolios totaled $2.4 million in the fourth quarter, compared to $0.1 million in the prior quarter. At December 31, 2013, the allowance for loan losses on acquired loans totaled $4.0 million, compared to $3.0 million at September 30, 2013. Acquired nonperforming loans totaled $30.1 million, compared to $30.4 million at the end of the prior quarter. At December 31, 2013, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $125 million.

Fee Income

Fourth quarter 2013 noninterest income of $89.3 million decreased 2% or $2.1 million compared to the prior quarter driven largely by seasonal decreases in deposit service charges and insurance commissions and partially offset by increases in capital markets income and bank owned life insurance.

Insurance commissions declined 14% from the prior quarter to $15.4 million reflecting low policy renewal activity that is typical in the fourth quarter. Deposit service charges decreased 5% from the prior quarter and were primarily driven by a seasonal decrease in non-sufficient-fund (NSF) incidence rates. Mortgage banking revenues improved modestly from the third quarter reflecting higher servicing income. Capital markets revenue increased $1.3 million from the third quarter due to higher derivative fee income. The $2.3 million increase in bank owned life insurance from the prior quarter was primarily driven by a benefit received on an insurance claim in the fourth quarter. Other income decreased $1.9 million from the third quarter driven by lower gains from investment partnerships and tax credit investments.

Noninterest Expense

Fourth quarter noninterest expenses were $227.1 million, 2% lower than the prior quarter. Excluding approximately $2 million in nonrecurring operational losses in the quarter, operating expenses in the fourth quarter of 2013 were $225 million. Salaries and benefit expenses declined by $1.3 million from the prior quarter driven primarily by lower overtime and temporary help expenses. FDIC premium expense declined by $1.9 million from the third quarter due in large part to lower high-risk loan levels and lower insured deposits.

In the fourth quarter of 2013, the efficiency ratio improved to 61.5% from 62.7% in the prior quarter and reflected the positive operating leverage achieved.

Capital

At December 31, 2013, the company's estimated consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 11.5% and 7.9% respectively. The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 420 branches, $38 billion in assets, $27 billion in deposits, and approximately 5,800 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Investor Call

A conference call will be held at 8:00 a.m. Eastern Time on Friday, January 24, 2014 to discuss the company's financial results. Those wishing to participate in the call may dial toll-free 1-800-369-2136 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and are available under the investor relations tab of our website at www.firstniagara.com. A replay of the call will be available until February 7, 2014 by dialing 1-888-562-4451, passcode: 6712.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

	2013				2012		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012

Interest income:
Loans and leases	$ 213,778	$ 214,746	$ 209,970	$ 206,640	$ 212,035	$ 211,767	$ 845,134	$ 813,912
Investment securities and other	96,020	91,996	88,110	88,961	71,564	90,101	365,087	362,176
Total interest income	309,798	306,742	298,080	295,601	283,599	301,868	1,210,221	1,176,088

Interest expense:
Deposits	12,941	12,931	12,967	14,277	16,902	18,358	53,116	66,649
Borrowings	16,579	16,271	15,670	15,194	14,411	13,905	63,714	86,164
Total interest expense	29,520	29,202	28,637	29,471	31,313	32,263	116,830	152,813
Net interest income	280,278	277,540	269,443	266,130	252,286	269,605	1,093,391	1,023,275
Provision for credit losses	32,000	27,600	25,200	20,200	22,000	22,200	105,000	92,300
Net interest income after provision	248,278	249,940	244,243	245,930	230,286	247,405	988,391	930,975

Noninterest income:
Deposit service charges	25,726	27,115	26,482	24,800	26,345	26,422	104,123	91,237
Insurance commissions	15,431	17,854	17,692	16,355	15,497	18,764	67,332	68,166
Merchant and card fees	12,567	12,464	12,380	11,298	11,945	12,014	48,709	38,758
Wealth management services	15,441	15,189	14,945	12,845	12,000	11,069	58,420	41,315
Mortgage banking	2,754	2,268	6,882	6,424	8,060	10,974	18,328	31,857
Capital markets income	6,310	5,058	5,002	6,031	7,098	6,381	22,401	26,849
Lending and leasing	4,140	4,886	4,534	3,906	3,739	3,730	17,466	14,837
Bank owned life insurance	6,027	3,725	3,321	3,467	3,021	3,449	16,540	13,705
Other income	916	2,863	4,308	4,186	4,116	9,400	12,273	32,806
Total noninterest income	89,312	91,422	95,546	89,312	91,821	102,203	365,592	359,530

Noninterest expense:
Salaries and benefits	113,754	115,034	116,305	115,790	111,026	115,484	460,883	427,494
Occupancy and equipment	27,420	26,582	28,506	28,045	27,609	25,694	110,553	99,409
Technology and communications	29,483	28,999	29,603	27,113	28,257	28,110	115,198	100,514
Marketing and advertising	4,879	5,822	5,450	4,346	9,292	8,954	20,497	31,685
Professional services	9,314	9,820	9,782	9,603	11,163	11,193	38,519	40,514
Amortization of intangibles	7,562	7,702	10,850	14,119	14,224	14,506	40,233	45,035
FDIC premiums	7,431	9,351	9,348	8,901	9,158	8,850	35,031	34,693
Merger and acquisition integration expenses	--	--	--	--	3,678	29,404	--	177,512
Restructuring charges	--	--	--	--	--	--	--	6,453
Other expense	27,305	27,883	25,326	29,749	24,377	24,347	110,263	87,834
Total noninterest expense	227,148	231,193	235,170	237,666	238,784	266,542	931,177	1,051,143

Income before income tax	110,442	110,169	104,619	97,576	83,323	83,066	422,806	239,362
Income tax expense	32,752	31,026	33,485	30,291	22,226	24,682	127,554	70,940
Net income	77,690	79,143	71,134	67,285	61,097	58,384	295,252	168,422
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547	30,188	27,756
Net income available to common stockholders	$ 70,143	$ 71,596	$ 63,587	$ 59,738	$ 53,550	$ 50,837	$ 265,064	$ 140,666

Financial Ratios:
Earnings per basic share	$ 0.20	$ 0.20	$ 0.18	$ 0.17	$ 0.15	$ 0.15	$ 0.75	$ 0.40
Earnings per diluted share	0.20	0.20	0.18	0.17	0.15	0.14	0.75	0.40
Weighted average shares outstanding - basic(1)	349,718	349,653	349,542	349,278	349,071	349,001	349,549	348,960
Weighted average shares outstanding - diluted(1)	350,699	350,896	350,384	349,999	349,663	349,371	350,381	349,368
Net revenue(2)	$ 369,590	$ 368,962	$ 364,989	$ 355,442	$ 344,107	$ 371,808	$ 1,458,983	$ 1,382,805
Noninterest income as a percentage of net revenue(2)	24.17%	24.78%	26.18%	25.13%	26.68%	27.49%	25.06%	26.00%
Pre-tax, pre-provision income(3)	$ 142,442	$ 137,769	$ 129,819	$ 117,776	$ 105,323	$ 105,266	$ 527,806	$ 331,662
Pre-tax, pre-provision income per diluted share(3)	$ 0.41	$ 0.39	$ 0.37	$ 0.34	$ 0.30	$ 0.30	$ 1.51	$ 0.95
Pre-tax, pre-provision return on average assets(3)	1.51%	1.47%	1.41%	1.30%	1.15%	1.19%	1.42%	0.94%
Net interest margin(4)	3.41%	3.40%	3.36%	3.39%	3.22%	3.54%	3.39%	3.34%
Interest yield on average loans(4)	4.04%	4.14%	4.19%	4.25%	4.39%	4.47%	4.15%	4.51%
Rate paid on interest-bearing liabilities	0.43%	0.43%	0.43%	0.44%	0.48%	0.51%	0.44%	0.59%
Efficiency ratio	61.46%	62.66%	64.43%	66.86%	69.39%	71.69%	63.82%	76.02%
Expenses as a percentage of average loans and deposits	1.89%	1.94%	1.98%	2.01%	2.03%	2.29%	1.96%	2.47%
Effective tax rate	29.7%	28.2%	32.0%	31.0%	26.7%	29.7%	30.2%	29.6%
Return on average assets(5)	0.82%	0.85%	0.77%	0.74%	0.67%	0.66%	0.80%	0.48%
Return on average equity(5)	6.18%	6.37%	5.72%	5.50%	4.92%	4.77%	5.95%	3.45%
Return on average tangible equity(3)(5)	12.64%	13.20%	11.75%	11.62%	10.45%	10.34%	12.31%	6.55%
Return on average common equity	5.99%	6.18%	5.48%	5.24%	4.62%	4.46%	5.73%	3.09%
Return on average tangible common equity(3)	13.25%	13.92%	12.21%	12.05%	10.72%	10.60%	12.86%	6.30%

(1) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2013				2012
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,

Cash and cash equivalents	$ 462,927	$ 558,086	$ 552,210	$ 424,176	$ 430,862	$ 447,087
Investment securities:
Available for sale	7,423,162	7,609,676	7,916,353	7,876,160	10,993,605	10,579,970
Held to maturity	4,042,481	3,841,700	3,856,960	4,218,687	1,299,806	1,387,763
FHLB and FRB common stock	469,217	437,534	429,740	401,373	420,277	373,311
Total investment securities	11,934,860	11,888,910	12,203,053	12,496,220	12,713,688	12,341,044
Loans held for sale	50,137	80,468	118,104	126,389	154,745	117,375
Loans and leases:
Commercial:
Real estate	7,777,903	7,697,407	7,482,375	7,295,544	7,093,193	6,835,971
Business	5,290,392	5,204,672	5,165,606	5,044,738	4,953,323	4,682,154
Total commercial loans	13,068,295	12,902,079	12,647,981	12,340,282	12,046,516	11,518,125
Consumer:
Residential real estate	3,447,997	3,519,233	3,558,274	3,614,912	3,761,567	3,870,756
Home equity	2,752,229	2,706,603	2,670,672	2,646,645	2,651,891	2,661,429
Indirect auto	1,543,983	1,339,449	1,049,763	818,401	601,456	419,258
Credit cards	325,140	311,600	303,455	298,310	314,973	308,387
Other consumer	302,009	310,107	313,037	316,669	333,609	328,571
Total consumer loans	8,371,358	8,186,992	7,895,201	7,694,937	7,663,496	7,588,401
Total loans and leases	21,439,653	21,089,071	20,543,182	20,035,219	19,710,012	19,106,526
Allowance for loan losses	209,274	197,953	183,708	172,002	162,522	149,933
Loans and leases, net	21,230,379	20,891,118	20,359,474	19,863,217	19,547,490	18,956,593
Bank owned life insurance	415,205	413,555	410,182	407,419	404,321	401,211
Goodwill and other intangibles	2,542,783	2,549,931	2,557,560	2,567,681	2,617,810	2,626,625
Other assets	992,071	958,473	949,144	959,459	937,316	983,999
Total assets	$ 37,628,362	$ 37,340,541	$ 37,149,727	$ 36,844,561	$ 36,806,232	$ 35,873,934

Deposits:
Savings accounts	$ 3,666,759	$ 3,695,221	$ 3,878,053	$ 3,915,836	$ 3,887,587	$ 3,941,528
Interest-bearing checking	4,743,829	4,637,807	4,499,963	4,534,444	4,450,970	4,090,322
Money market deposits	9,739,539	9,905,341	10,013,996	10,493,243	10,581,137	10,801,280
Noninterest-bearing deposits	4,865,873	4,968,501	4,845,835	4,803,835	4,643,580	4,658,374
Certificates of deposit	3,649,257	3,762,132	3,911,989	3,985,702	4,113,257	4,206,192
Total deposits	26,665,257	26,969,002	27,149,836	27,733,060	27,676,531	27,697,696

Short-term borrowings	4,822,222	4,169,416	3,698,279	2,928,929	2,983,718	1,995,610
Long-term borrowings	733,883	732,547	732,598	732,510	732,425	732,339
Other liabilities	413,647	531,379	666,270	503,389	487,000	532,868
Total liabilities	32,635,009	32,402,344	32,246,983	31,897,888	31,879,674	30,958,513
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	4,655,351	4,600,195	4,564,742	4,608,671	4,588,556	4,577,419
Total stockholders' equity	4,993,353	4,938,197	4,902,744	4,946,673	4,926,558	4,915,421
Total liabilities and stockholders' equity	$ 37,628,362	$ 37,340,541	$ 37,149,727	$ 36,844,561	$ 36,806,232	$ 35,873,934

Selected balance sheet information:
Total interest-earning assets(1)	$ 33,396,058	$ 33,039,023	$ 32,906,363	$ 32,524,313	$ 32,321,964	$ 31,316,470
Total interest-bearing liabilities	27,355,489	26,902,465	26,734,878	26,590,664	26,749,094	25,767,271
Net interest-earning assets	$ 6,040,569	$ 6,136,558	$ 6,171,485	$ 5,933,649	$ 5,572,870	$ 5,549,199

Tangible common equity(2)	$ 2,112,568	$ 2,050,264	$ 2,007,182	$ 2,040,990	$ 1,970,746	$ 1,950,794
Unrealized gain on available for sale securities, net of tax(3)	63,930	76,686	83,898	160,942	206,733	204,347

Total core deposits	$ 23,016,000	$ 23,206,870	$ 23,237,847	$ 23,747,358	$ 23,563,274	$ 23,491,504

Originated loans(4)	$ 16,922,161	$ 16,211,505	$ 15,102,336	$ 14,100,190	$ 13,372,357	$ 12,232,568
Acquired loans(5)	4,642,775	5,006,753	5,581,651	6,083,912	6,513,636	7,085,839
Credit related discount on acquired loans(6)	(125,283)	(129,187)	(140,805)	(148,883)	(175,981)	(211,881)
Total Loans	$ 21,439,653	$ 21,089,071	$ 20,543,182	$ 20,035,219	$ 19,710,012	$ 19,106,526

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4) Originated loans represent total loans excluding acquired loans.
(5) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(6) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									For year ending
	December 31, 2013			September 30, 2013			December 31, 2012			December 31, 2013			December 31, 2012
	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)(2)

Interest-earning assets:
Loans and leases(3)
Commercial:
Real estate	$ 7,673	$ 79	4.02%	$ 7,551	$ 80	4.16%	$ 6,911	$ 79	4.45%	$ 7,446	$ 314	4.16%	$ 6,625	$ 318	4.72%
Business	5,257	48	3.60	5,163	48	3.64	4,783	47	3.89	5,134	190	3.66	4,402	176	3.94
Total commercial loans	12,930	127	3.85	12,714	128	3.95	11,694	126	4.22	12,580	504	3.95	11,027	494	4.41
Consumer:
Residential real estate	3,479	34	3.89	3,538	35	3.91	3,819	39	4.05	3,569	141	3.94	3,922	161	4.11
Home equity	2,732	29	4.15	2,683	28	4.17	2,659	29	4.31	2,681	113	4.21	2,476	109	4.39
Indirect auto	1,453	11	3.03	1,207	9	3.09	515	5	3.50	1,077	34	3.12	228	8	3.65
Credit cards	313	9	11.38	309	9	12.02	310	8	10.19	307	34	11.20	202	22	10.88
Other consumer	307	7	8.66	313	7	8.48	328	7	8.73	315	27	8.43	296	24	8.25
Total consumer loans	8,284	89	4.27	8,050	88	4.35	7,631	87	4.54	7,949	348	4.38	7,124	324	4.55
Total loans and leases	21,214	216	4.04	20,764	216	4.14	19,325	213	4.39	20,529	853	4.15	18,151	818	4.51
Residential MBS(2)	5,502	42	3.07	5,515	37	2.68	5,746	36	2.50	5,500	146	2.66	7,230	202	2.79
Commercial MBS	1,772	17	3.84	1,810	17	3.68	1,953	18	3.79	1,844	68	3.69	1,855	73	3.91
Other investment securities (4)	4,505	38	3.40	4,620	40	3.47	4,474	35	3.16	4,694	158	3.36	3,705	123	3.32
Total securities, at amortized cost(2)	11,779	98	3.31	11,945	94	3.14	12,173	90	2.95	12,038	372	3.09	12,790	397	3.11
Money market and other investments	189	1	1.38	157	1	2.27	207	1	1.54	189	3	1.65	257	3	1.13
Total interest-earning assets(2)	33,182	$ 314	3.76%	32,866	$ 311	3.75%	31,705	$ 304	3.81%	32,756	$ 1,228	3.75%	31,198	$ 1,219	3.91%
Goodwill and other intangibles	2,546			2,554			2,619			2,567			2,315
Other noninterest-earning assets	1,651			1,673			2,005			1,744			1,804

Total assets	$ 37,379			$ 37,093			$ 36,329			$ 37,067			$ 35,317

Interest-bearing liabilities:
Deposits
Savings accounts	$ 3,670	$ 1	0.09%	$ 3,793	$ 1	0.09%	$ 3,898	$ 2	0.18%	$ 3,813	$ 4	0.10%	$ 3,451	$ 5	0.15%
Interest-bearing checking	4,725	--	0.04	4,483	--	0.04	4,181	1	0.07	4,524	2	0.04	3,347	2	0.07
Money market deposits	9,900	5	0.20	9,959	5	0.20	10,810	7	0.25	10,167	21	0.21	9,506	27	0.28
Certificates of deposit	3,698	7	0.71	3,824	7	0.69	4,259	8	0.71	3,875	26	0.68	4,048	33	0.81
Total interest bearing deposits	21,993	13	0.23%	22,059	13	0.23%	23,148	17	0.29%	22,379	53	0.24%	20,352	67	0.33%
Borrowings
Short-term borrowings	4,259	4	0.42%	4,014	4	0.41%	2,331	2	0.38%	3,744	15	0.41%	3,163	17	0.53%
Long-term borrowings	732	12	6.56	733	12	6.55	732	12	6.63	732	48	6.61	2,299	69	3.02
Total borrowings	4,991	17	1.32	4,747	16	1.36	3,063	14	1.87	4,476	64	1.42	5,462	86	1.58
Total interest-bearing liabilities	26,984	$ 30	0.43%	26,806	$ 29	0.43%	26,211	$ 31	0.48%	26,855	$ 117	0.44%	25,814	$ 153	0.59%
Noninterest-bearing deposits	4,878			4,787			4,645			4,712			4,041
Other noninterest-bearing liabilities	533			567			528			534			575
Total liabilities	32,395			32,160			31,384			32,101			30,430
Total stockholders' equity	4,984			4,933			4,945			4,966			4,887
Total liabilities and stockholders' equity	$ 37,379			$ 37,093			$ 36,329			$ 37,067			$ 35,317

Net interest income (FTE)		$ 285			$ 282			$ 273			$ 1,111			$ 1,066
Taxable Equivalent Adjustment(1)		5			4			4			18			18

Total core deposits	$ 23,173	$ 6	0.11%	$ 23,022	$ 6	0.11%	$ 23,534	$ 10	0.16%	$ 23,216	$ 27	0.12%	$ 20,345	$ 34	0.17%
Total transactional deposits	9,603	--	0.02%	9,270	--	0.02%	8,826	1	0.03%	9,236	2	0.02%	7,388	2	0.03%
Total deposits	26,871	13	0.19%	26,846	13	0.19%	27,793	17	0.24%	27,091	53	0.20%	24,393	67	0.27%

Tax equivalent net interest rate spread(2)			3.33%			3.32%			3.33%			3.31%			3.32%
Tax equivalent net interest rate margin(2)			3.41%			3.40%			3.42%			3.39%			3.42%

(1) Tax equivalent interest income is calculated using a 35% tax rate.
(2) Amounts for the three and twelve months ended December 31, 2012 exclude accelerated CMO adjustments of $16 million and $25 million, respectively. The yields, including these adjustments, are:

	Three months ended December 31, 2012	Year ending December 31, 2012
Residential MBS	1.37%	2.45%
Total securities, at amortized cost	2.41%	2.91%
Total interest-earning assets	3.61%	3.83%
Tax equivalent net interest rate spread	3.13%	3.24%
Tax equivalent net interest rate margin	3.22%	3.34%

(3) Includes nonaccrual loans.
(4) Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2013				2012		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012

Beginning balance	$ 197,953	$ 183,708	$ 172,002	$ 162,522	$ 149,933	$ 138,516	$ 162,522	$ 120,100
Net loan (charge-offs) recoveries:
Commercial real estate	$ (5,764)	$ 1,013	$ (2,817)	$ (2,121)	$ (1,935)	$ (1,791)	$ (9,689)	$ (12,104)
Commercial business	(6,382)	(9,694)	(7,175)	(4,902)	(3,385)	(6,077)	(28,153)	(24,563)
Residential real estate	(168)	(137)	(291)	(427)	(658)	(396)	(1,023)	(2,329)
Home equity	(1,528)	(322)	(905)	(613)	(673)	(401)	(3,368)	(3,771)
Indirect auto	(1,215)	(692)	(552)	(252)	(231)	14	(2,711)	(239)
Credit cards	(3,082)	(1,300)	(194)	(204)	(291)	(149)	(4,780)	(945)
Other consumer	(2,140)	(1,823)	(1,160)	(1,801)	(1,763)	(1,271)	(6,924)	(4,148)
Total net loan charge-offs	$ (20,279)	$ (12,955)	$ (13,094)	$ (10,320)	$ (8,936)	$ (10,071)	$ (56,648)	$ (48,099)
Provision for loan losses	31,600	27,200	24,800	19,800	21,525	21,800	103,400	91,028
Allowance related to loans sold	--	--	--	--	--	(312)	--	(507)
Ending balance	$ 209,274	$ 197,953	$ 183,708	$ 172,002	$ 162,522	$ 149,933	$ 209,274	$ 162,522

Supplemental information
Allowance to loans	0.98%	0.94%	0.89%	0.86%	0.82%	0.78%	0.98%	0.82%
Allowance for originated loans to originated loans(1)	1.21%	1.20%	1.21%	1.21%	1.20%	1.20%	1.21%	1.20%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	0.30%	(0.05)%	0.15%	0.12%	0.11%	0.11%	0.13%	0.18%
Commercial business	0.49%	0.75%	0.56%	0.39%	0.28%	0.53%	0.55%	0.56%
Total commercial loans	0.38%	0.27%	0.32%	0.23%	0.18%	0.28%	0.30%	0.33%
Residential real estate	0.02%	0.02%	0.03%	0.05%	0.07%	0.04%	0.03%	0.06%
Home equity	0.22%	0.05%	0.14%	0.09%	0.10%	0.06%	0.13%	0.15%
Indirect auto	0.33%	0.23%	0.23%	0.15%	0.18%	0.02%	0.25%	0.10%
Credit cards	3.93%	1.68%	0.26%	0.27%	0.38%	0.19%	1.56%	0.47%
Other consumer	2.79%	2.01%	0.88%	1.27%	1.29%	0.89%	2.20%	1.40%
Total consumer loans	0.40%	0.22%	0.16%	0.17%	0.19%	0.12%	0.24%	0.16%
Total loans	0.38%	0.25%	0.26%	0.21%	0.18%	0.21%	0.28%	0.26%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	0.24%	(0.07)%	0.14%	0.10%	0.07%	0.12%	0.10%	0.13%
Commercial business	0.53%	0.83%	0.64%	0.45%	0.33%	0.64%	0.61%	0.68%
Total commercial loans	0.37%	0.33%	0.36%	0.26%	0.19%	0.36%	0.33%	0.38%
Residential real estate	0.04%	0.03%	0.07%	0.10%	0.15%	0.09%	0.06%	0.14%
Home equity	0.29%	0.09%	0.26%	0.19%	0.21%	0.13%	0.21%	0.31%
Indirect auto	0.33%	0.23%	0.23%	0.15%	0.18%	0.02%	0.25%	0.11%
Credit cards	3.93%	1.68%	0.26%	0.34%	0.69%	0.61%	1.56%	1.14%
Other consumer	2.80%	2.59%	1.91%	2.44%	1.71%	1.04%	2.65%	1.76%
Total consumer loans	0.56%	0.33%	0.27%	0.28%	0.33%	0.18%	0.37%	0.30%
Total loans	0.43%	0.33%	0.33%	0.27%	0.24%	0.30%	0.34%	0.35%

Nonperforming loans:
Originated(1):
Commercial real estate	$ 53,395	$ 51,302	$ 59,624	$ 49,953	$ 50,848	$ 46,413	$ 53,395	$ 50,848
Commercial business	42,013	35,854	44,658	47,523	47,066	37,375	42,013	47,066
Residential real estate	31,478	31,312	29,667	28,455	27,192	21,377	31,478	27,192
Home equity	18,426	15,709	14,601	14,270	14,233	8,084	18,426	14,233
Indirect auto	6,274	5,129	3,276	2,426	931	99	6,274	931
Other consumer	5,838	5,538	2,818	3,018	2,806	839	5,838	2,806
Total originated nonperforming loans	157,424	144,844	154,644	145,645	143,076	114,187	157,424	143,076
Total acquired nonperforming loans(2)	30,088	30,388	27,556	27,678	29,648	28,193	30,088	29,648
Total nonperforming loans	187,512	175,232	182,200	173,323	172,724	142,380	187,512	172,724
Real estate owned	24,788	24,262	8,144	10,816	10,114	9,669	24,788	10,114
Total nonperforming assets	$ 212,300	$ 199,494	$ 190,344	$ 184,139	$ 182,838	$ 152,049	$ 212,300	$ 182,838

Accruing troubled debt restructurings (TDR)	$ 52,263	$ 69,877	$ 69,892	$ 64,311	$ 46,280	$ 55,732	$ 52,263	$ 46,280
Loans 90 days past due still accruing(3)	113,212	136,248	167,560	172,062	171,568	145,323	113,212	171,568
Total classified loans(4)	663,700	648,235	701,104	720,197	708,468	693,006	663,700	708,468
Total criticized loans(5)	$ 985,019	$ 977,798	$ 1,012,305	$ 1,044,874	$ 1,002,659	$ 990,670	$ 985,019	$ 1,002,659

Total nonperforming loans to loans	0.87%	0.83%	0.89%	0.87%	0.88%	0.75%	0.87%	0.88%
Total nonperforming originated loans to originated loans(1)	0.93%	0.89%	1.02%	1.03%	1.07%	0.93%	0.93%	1.07%
Total nonperforming assets to loans and real estate owned	0.99%	0.94%	0.93%	0.92%	0.93%	0.80%	0.99%	0.93%
Total nonperforming assets to assets	0.56%	0.53%	0.51%	0.50%	0.50%	0.42%	0.56%	0.50%
Allowance to nonperforming loans	111.6%	113.0%	100.8%	99.2%	94.1%	105.3%	111.6%	94.1%

Originated loans(1)	$ 16,922,161	$ 16,211,505	$ 15,102,336	$ 14,100,190	$ 13,372,357	$ 12,232,568	$ 16,922,161	$ 13,372,357
Acquired loans(6)	4,642,775	5,006,753	5,581,651	6,083,912	6,513,636	7,085,839	4,642,775	6,513,636
Credit related discount on acquired loans(7)	(125,283)	(129,187)	(140,805)	(148,883)	(175,981)	(211,881)	(125,283)	(175,981)
Total Loans	$ 21,439,653	$ 21,089,071	$ 20,543,182	$ 20,035,219	$ 19,710,012	$ 19,106,526	$ 21,439,653	$ 19,710,012

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(4) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Quality Review" in our Annual Report on 10-K for the year ended December 31, 2012.
(5) Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(6) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(7) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Share counts in thousands)

	2013				2012
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,

First Niagara Financial Group, Inc capital ratios:
Tier 1 risk based capital	9.56%	9.45%	9.41%	9.45%	9.29%	9.51%
Tier 1 common capital(1)	7.86%	7.72%	7.65%	7.64%	7.45%	7.59%
Total risk based capital	11.53%	11.40%	11.35%	11.38%	11.23%	11.48%
Leverage	7.26%	7.14%	7.01%	6.92%	6.75%	6.83%
Equity to assets	13.27%	13.22%	13.20%	13.43%	13.39%	13.70%
Tangible common equity to tangible assets(1)	6.02%	5.89%	5.80%	5.95%	5.77%	5.87%
Total risk weighted assets(2)	$ 26,412	$ 26,078	$ 25,564	$ 24,949	$ 24,379	$ 23,403

First Niagara Bank, N.A capital ratios:
Tier 1 risk based capital	10.15%	10.08%	10.08%	10.15%	9.94%	10.19%
Total risk based capital	10.99%	10.89%	10.85%	10.89%	10.66%	10.88%
Leverage	7.70%	7.61%	7.50%	7.43%	7.23%	7.32%
Total risk weighted assets(2)	$ 26,365	$ 26,038	$ 25,520	$ 24,933	$ 24,379	$ 23,390

Number of branches	421	422	422	427	430	432
Full time equivalent employees	5,807	5,788	5,779	5,875	5,927	6,036

Share information and per share metrics:
Common shares outstanding	353,941	353,973	353,932	353,008	352,621	352,632
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	12,061	12,029	12,070	12,994	13,381	13,370
Market price (Nasdaq:FNFG):	$ 10.62	$ 10.37	$ 10.07	$ 8.86	$ 7.93	$ 8.07
Book value per common share(3)	13.31	13.15	13.06	13.19	13.15	13.11
Tangible book value per common share(1)(3)	6.04	5.86	5.74	5.84	5.65	5.59
Price/Book	79.79%	78.86%	77.11%	67.17%	60.30%	61.56%
Price/Tangible book(1)	175.83%	176.96%	175.44%	151.71%	140.35%	144.36%
Common stock dividends	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
Dividend payout ratio	40.00%	40.00%	44.44%	47.06%	53.33%	53.33%
Dividend yield (annualized)	2.99%	3.06%	3.19%	3.66%	4.01%	3.94%

(1) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(2) Represents an estimate of total risk weighted assets as of December 31, 2013. All preceding quarters represent actual calculated balances.
(3) Share count excludes unallocated ESOP shares and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2013				2012		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012
Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.20	$ 0.20	$ 0.18	$ 0.17	$ 0.19	$ 0.19	$ 0.75	$ 0.75
Earnings per diluted share	0.20	0.20	0.18	0.17	0.19	0.19	0.75	0.75
Weighted average shares outstanding - basic(2)	349,718	349,653	349,542	349,278	349,071	349,001	349,549	348,960
Weighted average shares outstanding - diluted(2)	350,699	350,896	350,384	349,999	349,663	349,371	350,381	349,368
Noninterest income as a percentage of net revenue(3)	24.17%	24.78%	26.18%	25.13%	25.48%	26.43%	25.06%	24.40%
Pre-tax, pre-provision income	142,442	137,769	129,819	117,776	125,281	129,333	527,806	519,033
Pre-tax, pre-provision income per diluted share	0.41	0.39	0.37	0.34	0.36	0.37	1.51	1.49
Pre-tax, pre-provision return on average assets	1.51%	1.47%	1.41%	1.30%	1.37%	1.46%	1.42%	1.47%
Net interest margin(4)	3.41%	3.40%	3.36%	3.39%	3.42%	3.54%	3.39%	3.42%
Interest yield on average loans(4)	4.04%	4.14%	4.19%	4.25%	4.39%	4.47%	4.15%	4.51%
Rate paid on interest-bearing liabilities(4)	0.43%	0.43%	0.43%	0.44%	0.48%	0.51%	0.44%	0.59%
Efficiency ratio	61.46%	62.66%	64.43%	66.86%	65.24%	64.71%	63.82%	62.56%
Effective tax rate	29.7%	28.2%	32.0%	31.0%	27.0%	30.9%	30.2%	31.7%
Return on average assets	0.82%	0.85%	0.77%	0.74%	0.83%	0.83%	0.80%	0.83%
Return on average equity	6.18%	6.37%	5.72%	5.50%	6.06%	6.04%	5.95%	5.97%
Return on average tangible equity(5)	12.64%	13.20%	11.75%	11.62%	12.89%	13.11%	12.31%	11.34%
Return on average common equity	5.99%	6.18%	5.48%	5.24%	5.86%	5.83%	5.73%	5.80%
Return on average tangible common equity(6)	13.25%	13.92%	12.21%	12.05%	13.57%	13.86%	12.86%	11.81%

Reconciliation of net interest income on operating basis to reported net interest income(1):
Total net interest income on operating basis (Non-GAAP)	$ 280,278	$ 277,540	$ 269,443	$ 266,130	$ 268,566	$ 269,605	$ 1,093,391	$ 1,047,913
Additional premium amortization on securities portfolio	--	--	--	--	(16,280)	--	--	(24,638)
Total reported net interest income (GAAP)	280,278	277,540	269,443	266,130	252,286	269,605	1,093,391	1,023,275

Reconciliation of noninterest income on operating basis to reported noninterest income(1):
Total noninterest income on operating basis (Non-GAAP)	$ 89,312	$ 91,422	$ 95,546	$ 89,312	$ 91,821	$ 96,866	$ 365,592	$ 338,298
Gain on securities portfolio repositioning	--	--	--	--	--	5,337	--	21,232
Total reported noninterest income (GAAP)	89,312	91,422	95,546	89,312	91,821	102,203	365,592	359,530

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 227,148	$ 231,193	$ 235,170	$ 237,666	$ 235,106	$ 237,138	$ 931,177	$ 867,178
Merger and acquisition integration expenses	--	--	--	--	3,678	29,404	--	177,512
Restructuring charges	--	--	--	--	--	--	--	6,453
Total reported noninterest expense (GAAP)	$ 227,148	$ 231,193	$ 235,170	$ 237,666	$ 238,784	$ 266,542	$ 931,177	$ 1,051,143

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 77,690	$ 79,143	$ 71,134	$ 67,285	$ 75,358	$ 74,027	$ 295,252	$ 291,626
Nonoperating income and expenses, net of tax:
Additional premium amortization on securities portfolio	--	--	--	--	11,633	--	--	17,191
Gain on securities portfolio repositioning	--	--	--	--	--	(3,469)	--	(13,800)
Merger and acquisition integration expenses	--	--	--	--	2,628	19,112	--	115,619
Restructuring charges	--	--	--	--	--	--	--	4,194
Total nonoperating expenses, net of tax	--	--	--	--	14,261	15,643	--	123,204
Net income (GAAP)	$ 77,690	$ 79,143	$ 71,134	$ 67,285	$ 61,097	$ 58,384	$ 295,252	$ 168,422

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$ 70,143	$ 71,596	$ 63,587	$ 59,738	$ 67,811	$ 66,480	$ 265,064	$ 263,870
Nonoperating income and expenses, net of tax:
Additional premium amortization on securities portfolio	--	--	--	--	11,633	--	--	17,191
Gain on securities portfolio repositioning	--	--	--	--	--	(3,469)	--	(13,800)
Merger and acquisition integration expenses	--	--	--	--	2,628	19,112	--	115,619
Restructuring charges	--	--	--	--	--	--	--	4,194
Total nonoperating income and expenses, net of tax	--	--	--	--	14,261	15,643	--	123,204
Net income available to common stockholders (GAAP)	$ 70,143	$ 71,596	$ 63,587	$ 59,738	$ 53,550	$ 50,837	$ 265,064	$ 140,666

Computation of pre-tax,pre-provision income:
Net interest income	$ 280,278	$ 277,540	$ 269,443	$ 266,130	$ 252,286	$ 269,605	$ 1,093,391	$ 1,023,275
Noninterest income	89,312	91,422	95,546	89,312	91,821	102,203	365,592	359,530
Noninterest expense	(227,148)	(231,193)	(235,170)	(237,666)	(238,784)	(266,542)	(931,177)	(1,051,143)
Pre-tax, pre-provision income (GAAP)	142,442	137,769	129,819	117,776	105,323	105,266	527,806	331,662
Add back: non-operating premium amortization	--	--	--	--	16,280	--	--	24,638
Add back: non-operating noninterest expenses (1)	--	--	--	--	3,678	29,404	--	183,965
Less: non-operating noninterest income (1)	--	--	--	--	--	(5,337)	--	(21,232)
Pre-tax, pre-provision income (Non-GAAP)(1)	$ 142,442	$ 137,769	$ 129,819	$ 117,776	$ 125,281	$ 129,333	$ 527,806	$ 519,033

(1) Net interest income, noninterest income and expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Net revenue is comprised of net interest income and noninterest income.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2013				2012		For year ending
	Fourth	Third	Second	First	Fourth	Third	December 31,	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012
Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 4,993,353	$ 4,938,197	$ 4,902,744	$ 4,946,673	$ 4,926,558	$ 4,915,421	$ 4,993,353	$ 4,928,097
Less: Goodwill and other intangibles	(2,542,783)	(2,549,931)	(2,557,560)	(2,567,681)	(2,617,810)	(2,626,625)	(2,542,783)	(2,617,809)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,112,568	$ 2,050,264	$ 2,007,182	$ 2,040,990	$ 1,970,746	$ 1,950,794	$ 2,112,568	$ 1,972,286

Computation of Average Tangible Equity:
Total stockholders' equity	$ 4,984,003	$ 4,932,949	$ 4,989,006	$ 4,958,402	$ 4,945,132	$ 4,872,605	$ 4,966,069	$ 4,887,071
Less: Goodwill and other intangibles	(2,546,031)	(2,553,647)	(2,561,507)	(2,609,409)	(2,619,322)	(2,626,666)	(2,567,436)	(2,315,013)
Tangible equity	$ 2,437,972	$ 2,379,302	$ 2,427,499	$ 2,348,993	$ 2,325,810	$ 2,245,939	$ 2,398,633	$ 2,572,058

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 4,984,003	$ 4,932,949	$ 4,989,006	$ 4,958,402	$ 4,945,132	$ 4,872,605	$ 4,966,069	$ 4,887,071
Less: Goodwill and other intangibles	(2,546,031)	(2,553,647)	(2,561,507)	(2,609,409)	(2,619,322)	(2,626,666)	(2,567,436)	(2,315,013)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,099,970	$ 2,041,300	$ 2,089,497	$ 2,010,991	$ 1,987,808	$ 1,907,937	$ 2,060,631	$ 2,234,056

Computation of Tier 1 Common Capital:
Tier 1 capital	$ 2,525,656	$ 2,464,801	$ 2,406,473	$ 2,356,763	$ 2,264,679	$ 2,225,121	$ 2,525,656	$ 2,264,679
Less: Qualifying restricted core capital elements	(112,886)	(112,667)	(112,449)	(112,236)	(112,025)	(111,820)	(112,886)	(112,025)
Less: Perpetual non-cumulative preferred stock	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tier 1 common capital (Non-GAAP)	$ 2,074,768	$ 2,014,132	$ 1,956,022	$ 1,906,525	$ 1,814,652	$ 1,775,299	$ 2,074,768	$ 1,814,652
CONTACT: Investors:
         Ram Shankar
         Senior Vice President, Investor Relations
         (716) 270-8623
         ram.shankar@fnfg.com

         News Media:
         David Lanzillo
         Senior Vice President, Corporate Communications
         (716) 819-5780
         david.lanzillo@fnfg.com